UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 1, 2004
Date of report (Date of earliest event reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	811-04893 (Commission File Number)	042942862 (IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)

(800) 426-5523
(Registrant’s telephone number, including area code)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the June 2004 Monthly Review of the Fund’s performance by the Fund’s investment adviser.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004

By:	/s/ Adelina Louie

Name: Adelina Louie Title: Secretary and Treasurer

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THE TAIWAN FUND, INC. REVIEW

June 2004

HSBC Asset Management (Taiwan) Limited 24/F No. 99, Tunhwa S. Rd., Sec. 2 Taipei 106, Taiwan	Tel: (8862) 2325-7888 Fax: (8862) 2706-5371

Portfolio Review

The market continued to decline in June as the Taiwan Stock Exchange Index (“TAIEX”) fell 3.2% in US dollar terms during the month after May’s 2.6% decline. The market’s weakness in June was directly attributable to the weakness of the technology sector caused by weak demands, expected weak sales figures and reported rising inventories of distributors. Concerns of disappointed earnings in the second quarter caused institutions to unload their shares. The technology sector performed poorly by declining of 5.6% during the month, with Thin Film Transistor-Liquid Crystal Display (“TFT-LCD”) related companies being hit by strong selling pressure from institutional investors looking to reduce their exposure in the technology sector. Integrated Circuit (IC) design companies and handset-related shares suffered for the same reason and underperformed the overall market, but telecom operators outperformed, as they provide a rich cash yield even during a down cycle. On the other hand, transportation, steel and materials outperformed the market in June with performance of +3.9%, +6.5% and +7.5%, respectively. The Fund underperformed the index by 0.5% during the month mainly because we overweight the higher beta cyclical growth sector, which suffered most from the market declining phase in June.

Taiwan’s GDP growth may slow down from 6.7% in the second quarter to 4.6% in the third quarter due to a slower Chinese economy in the second half and weaker year on year earnings growth momentum from various industries. Other concerns include U.S. corporate profit warnings, technology product inventory build up, and the possible peaking of industrial cyclicals’ as a result of China’s cooling measures. Considering the above factors, the market has declined in the past two months. However, the market may have overly discounted the upcoming slowdown, especially following the announcement of China’s austerity control policy, and therefore dampened investor’s sentiment during the technology slow season.

Looking ahead, the market may range trade in the coming weeks. The upside might be constrained due to the following concerns: slow activities from institutional investors, new supply from bonus shares, and uncertainty of the second quarter corporate earnings. However, the market downside may be less than 5% considering the cheap valuation (hardware are trading at single digit price to earnings ratio, foundry shares are trading at their lowest price to book value ratio in the past five years) and the expected continuation of healthy corporate earnings in 2004. The market may move again after mid-August when back to school demand kicks in associated with the upcoming peak season of consumer spending in the fourth quarter. In addition, possible foreign funds inflow after MSCI re-weighting of the Taiwan market is considered a positive factor for the market. For MSCI re-weighting, major beneficiaries will be large caps and under-owned mid-caps. With the abundant market liquidity, we believe there is a good chance that the market may rise to 6,200 levels before the year-end. We are confident in consumer electronics as those companies may benefit from increasing consumer spending in the fourth quarter. The financial sector also looks positive as it may benefit from rising interest spreads, enhancing asset quality and further consolidation among banks. Considering the cheap valuation of the market and upcoming technology sector peak season, our portfolio strategy will be continue to hold overweight positions in technology and to remain underweight in industrial sectors in the coming months. In the mid-term, we may reduce the high beta sector weighting on rebound and shift the weighting to the finance sector before the year-end.

Total Fund Sector Allocation

As of 06/30/04	% of	% of
	Total Fund	TAIEX
Semiconductor	21.10	19.79
Finance	18.60	19.67
PC & Peripherals	14.20	12.99
Electronics	13.20	10.69
Telecommunications	6.00	6.19
Plastics	4.20	10.37
Iron & Steel	3.90	3.57
Retail	2.50	0.84
Textiles & Apparel	2.30	1.68
Shipping	1.60	2.65
Chemicals	1.50	1.36
Electrical Equipment	1.30	1.33
Automobiles, Tires & Accessories	1.20	1.88
Cement	1.20	0.83
Wire & Cable	0.00	0.77
Others + Miscellaneous	2.10	5.39
Total	94.90	100.00
Cash	5.10

Tech	54.50	50.12
Non-Tech	26.90	30.21
Financial	18.60	19.67

Total Net Assets: US$211.42 Million

Top 10 Holdings of Total Fund Portfolio

As of 06/30/04		% of Total Portfolio

Taiwan Semiconductor Manufacturing Co.		8.24

Cathay Financial Holding Co. Ltd.		5.46

Mega Financial Holding Co.		4.70

Benq Corp.		4.60

Chinatrust Financial Holding Co. Ltd.		4.23

Asustek Computer, Inc.		4.10

China Steel Corp.		3.93

Taishin Financial Holdings Co. Ltd.		3.91

United Microelectronics Corp. Ltd.		3.67

Hon Hai Precision Industry Co. Ltd.		3.48

Total		46.32

NAV: US$12.92	Price: US$11.30	Discount: -12.54%
No. of Shares: 16.3 Million

Returns in US$ (%) *

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	-6.17	-3.17
Fiscal Year to Date**	0.77	5.03
One Year	20.50	23.39
Three Years	2.55	6.99
Five years	-9.71	-7.91
Ten Years	-0.62	-2.39
Since Inception	9.48	10.71

*Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the TAIEX are not total returns and reflect only changes in share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.

** The Fund’s fiscal year commences on September 1.

*** Due to a U.S. holiday on May 31, the beginning date for The Taiwan Fund, Inc. total return is May 28, while the beginning date for the TAIEX return is May 31in the above table. NAV returns are calculated from May 28 to June 30, while the index return is calculated from May 31 to June 30. On an equally comparable basis (both The Taiwan Fund, Inc. NAV return and TAIEX return are calculated from May 28 to June 30), the one month return for The Taiwan Fund, Inc. should be -6.17%, while the TAIEX return for the same period should be -5.69%.

Premium/Discount of TWN
Taiwan Fund Premium/Discount 01/01/1993-06/30/2004

Market Data

	As of 05/31/04	As of 06/30/04
TAIEX	5977.84	5839.44
% change in NTD terms	-2.29	-2.32
% change in USD terms	-2.60	-3.17
NTD Daily avg. trading volume (In Billions)	89.13	69.75
USD Daily avg. trading volume (In Billions)	2.67	2.09
NTD Market Capitalization (In Billions)	13161.30	12861.60
USD Market Capitalization (In Billions)	394.94	382.56
FX Rate: (NT$/ US$)	33.325	33.620

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities mentioned.

The daily NAV of the Fund is available from Lipper and CDA Weisenberger, or you may obtain it by calling toll free (800) 636-9242.

Lead Fund Manager: Victor Shih
Deputy Fund Manager: Sally Chang*

* Jovi Chen resigned as Deputy Fund Manager effective July 23, 2004.